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                                                                   EXHIBIT 99.3

                     LETTER TO BROKERS AND OTHER NOMINEES
                                      FOR
          TENDER OF 11 1/2% SENIOR DISCOUNT NOTES DUE 2008, SERIES A
                                IN EXCHANGE FOR
               11 1/2% SENIOR DISCOUNT NOTES DUE 2008, SERIES B
                          OF TELEMUNDO HOLDINGS, INC.
       THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME,
            ON    , 1998, UNLESS EXTENDED (THE "EXPIRATION DATE").
           OLD NOTES TENDERED IN THE EXCHANGE OFFER MAY BE WITHDRAWN
                   AT ANY TIME PRIOR TO THE EXPIRATION DATE.

To Registered Holders and Depository
Trust Company Participants:

  We are enclosing herewith the material listed below relating to the offer by Telemundo Holdings, Inc. (the "Company"), a Delaware corporation, to exchange its 11 1/2% Senior Discount Notes due 2008, Series B, (the "New Notes"), which have been, registered under the Securities Act of 1933, as amended (the "Securities Act"), for a like principal amount of its issued and outstanding 11 1/2% Senior Discount Notes due 2008, Series A (the "Old Notes") upon the terms and subject to the conditions set forth in the Company's Prospectus,
dated    , and the related Letter of Transmittal (which together constitute the "Exchange Offer").

  Enclosed herewith are copies of the following documents:

  1. Prospectus dated           ;

  2. Letter of Transmittal (together with accompanying Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9);

  3. Notice of Guaranteed Delivery; and

  4. Letter which may be sent to your clients to whose account you hold Old Notes in your name or in the name of your nominee, with a form for obtaining such client's instruction with regard to the Exchange Offer.

  We urge you to contact your clients promptly. Please note that the Exchange Offer will expire on the Expiration Date.

  The Exchange Offer is not conditioned upon any minimum number of Old Notes being tendered.

  Pursuant to the Letter of Transmittal, each holder of Old Notes will, represent to the Company that (i) the New Notes acquired pursuant to the Exchange Offer are being acquired in the ordinary course of business of the undersigned, (ii) neither the undersigned nor any such other person has an arrangement or understanding with any person to participate in the distribution within the meaning of the Securities Act of such New Notes, (iii) if the undersigned is not a broker-dealer, or is a broker-dealer but will not receive New Notes for its own account in exchange for Old Notes, neither the undersigned nor any such other person is engaged in or intends to participate in the distribution of such New Notes and (iv) neither the undersigned nor any such other person is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act or, if the undersigned is an "affiliate," that the undersigned will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable. If the undersigned is a broker-dealer (whether or not it is also an "affiliate") that will receive New Notes for its own account in exchange for Old Notes, it represents that such Old Notes were acquired as a result of market-making activities or other trading activities, and it acknowledges
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that it will deliver a prospectus meeting the requirements of the Securities
Act in connection with any resale of such New Notes. By acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes, the undersigned is not deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

  The enclosed Letter to Clients and Instruction to Registered Holder and/or Book Entry Transfer Participant from Beneficial Owner contain an authorization by the beneficial owners of the Old Notes for you to make the foregoing representations.

  The Company will not pay any fee or commission to any broker or dealer or to any other persons (other than the Exchange Agent) in connection with the solicitation of tenders of Old Notes pursuant to the Exchange Offer. The Company will pay or cause to be paid any transfer taxes payable on the transfer of Old Notes to it, except as otherwise provided in Instruction 9 of the enclosed Letter of Transmittal.

  Additional copies of the enclosed material may be obtained from the undersigned.

                                          Very truly yours,


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                 INSTRUCTION TO REGISTERED HOLDER AND/OR BOOK
             ENTRY TRANSFER PARTICIPANT FROM BENEFICIAL OWNER FOR
          TENDER OF 11 1/2% SENIOR DISCOUNT NOTES DUE 2008, SERIES A
                                IN EXCHANGE FOR
               11 1/2% SENIOR DISCOUNT NOTES DUE 2008, SERIES B

                           TELEMUNDO HOLDINGS, INC.

                               ----------------

      THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON
                 , 1998, UNLESS EXTENDED (THE "EXPIRATION DATE").

                               ----------------

        ORIGINAL NOTES TENDERED IN THE EXCHANGE OFFER MAY BE WITHDRAWN
                   AT ANY TIME PRIOR TO THE EXPIRATION DATE.

To Registered Holder and/or Participant
of the Book-Entry Transfer Facility:

  The undersigned hereby acknowledges receipt of the Prospectus dated     (the
"Prospectus") of Telemundo Holdings, Inc., a Delaware corporation (the "Company"), and the accompanying Letter of Transmittal (the "Letter of Transmittal"), that together constitute the Company's offer (the "Exchange Offer") to exchange its 11 1/2% Senior Discount Notes due 2008, Series B (the "New Notes") for all of its outstanding 11 1/2% Senior Discount Notes due 2008, Series A (the "Old Notes"). Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus.

  This will instruct you, the registered holder and/or book-entry transfer facility participant, as to the action to be taken by you relating to the Exchange Offer with respect to the Old Notes held by you for the account of the undersigned.

  The aggregate face amount of the Old Notes held by you for the account of
the undersigned is (FILL IN AMOUNT): $    of the 11 1/2% Senior Discount Notes
due 2008, Series A.

  With respect to the Exchange Offer, the undersigned hereby instructs you (CHECK APPROPRIATE BOX):

  [_]To TENDER the following Old Notes held by you for the account of the undersigned (INSERT PRINCIPAL AMOUNT OF OLD NOTES TO BE TENDERED (IF
      ANY)): $

  [_]Not to TENDER any Old Notes held by you for the account of the undersigned.

  If the undersigned instructs you to tender the Old Notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representation and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including, but not limited to, the representations, that (i) the New Notes acquired pursuant to the Exchange Offer are being acquired in the ordinary course of business of the undersigned, (ii) neither the undersigned nor any such other person has an arrangement or understanding with any person to participate in the distribution within the meaning of the Securities Act of 1933, as amended (the "Securities Act") of such New Notes,
(iii) if the undersigned is not a broker-dealer, or is a broker-dealer but will not receive New Notes for its own account in exchange for Old Notes, neither the undersigned nor any such other person is engaged in or intends to participate in the distribution of such New Notes and (iv) neither the undersigned nor any such other person is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act or, if the undersigned is an "affiliate," that the undersigned will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable. If the undersigned is a broker-dealer (whether or not it is also an "affiliate") that will receive New Notes for its

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own account in exchange for Old Notes, it represents that such Old Notes were acquired as a result of market-making activities or other trading activities, and it acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes. By acknowledging that it will deliver and by delivering a Prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes, the undersigned is not deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

                                   SIGN HERE

Name of beneficial owner(s): __________________________________________________

Signature(s): _________________________________________________________________

Name(s) (please print): _______________________________________________________

Address: ______________________________________________________________________

Telephone Number: _____________________________________________________________

Taxpayer Identification or Social Security Number: ____________________________

Date: _________________________________________________________________________


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